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                              EX-99.1
                              Proxy


                        KINDERCARE LEARNING CENTERS, INC.
                               Montgomery, Alabama

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                OF STOCKHOLDERS ON THE 6TH DAY OF FEBRUARY, 1997

The undersigned hereby appoints Sandra W. Scarr and Rebecca S. Bryan and each of them, each with the power to appoint his or her substitute, attorneys successors and assigns with the powers the undersigned would possess if personally present to vote all of the Common Stock of KinderCare Learning Centers, Inc. (hereinafter "KinderCare") held of record by the undersigned on January 8, 1997, at the Annual Meeting of the Stockholders to be held on the 6th day of February, 1997 at 9:00 a.m. local time, at The Metropolitan Club, 233 South Wacker Drive, Sears Tower, Chicago, Illinois, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

Management and the Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Merger Agreement"), between KinderCare and KCLC Acquisition Corp. ("KCLC"). The Merger Agreement provides, among other things, for the merger of KCLC with and into KinderCare (the "Merger") pursuant to which each share of KinderCare common stock, $.01 par value per share ("KinderCare Common Stock") (other than (i) shares of KinderCare Common Stock held by KinderCare, any subsidiary of KinderCare, KCLC or any subsidiary of KCLC, which wil be cancelled and retired, and (ii) fractional shares and shares of KinderCare Common Stock subject to dissenters' rights), will be converted into either (a) the right to receive $19.00 in cash or (b) the right to retain one share of KinderCare Common Stock (the "Merger Proposal"). Because approximately 1,381,579 shares of KinderCare Common Stock in the aggregate must be retained by existing KinderCare stockholders either through election or proration, the right to receive either $19.00 in cash for each share or to retain that share of KinderCare Common stock is subject to proration, as set forth in the Merger Agreement.

            FOR: ___          AGAINST: ___            ABSTAIN: ___

(2) To elect the following directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Proposal is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the effective time of the Merger would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions in the Voting Agreement dated as of

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                                                                               2


      October 3, 1996 and as amended as of December 27, 1996, between KCLC and the KinderCare stockholders listed as parties thereto, Mr. Stephen A.
      Kaplan:

      Sandra W. Scarr, Ph.D.

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      Thomas E. Bronson

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      M. Taylor Dawson, Jr.

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      Jeffrey S. Halis

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      Malcolm T. Hopkins

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      Bruce A. Karsh

            FOR: ___          AGAINST: ___            ABSTAIN: ___

      Stephen A. Kaplan

            FOR:  ___         AGAINST: ___            ABSTAIN: ___

(3) To ratify the selection of KPMG Peat Marwick LLP as independent auditors of KinderCare.

            FOR:  ___         AGAINST: ___            ABSTAIN: ___

(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.


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      The Proxy will be voted as specified, or if no choice is specified, FOR proposals 1, 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.



Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

To help our preparation for the meeting, please check here if you plan to attend. ___


            SPACE FOR MAILING LABEL


SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE

_________________________ Date: ________________


_________________________ Date: ________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

If your address has changed, please note new address:


__________________________ Zip Code: ____________